UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2013

Addus HomeCare Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 South Plum Grove Road, Palatine, Illinois	60067
(Address of principal executive offices)	(Zip Code)

(847) 303-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in Addus HomeCare Corporation’s (the “Company”) Current Report on Form 8-K filed on April 28, 2013, Wayne Lowell resigned from his position as a member of the Company’s board of directors (the “Board”) and as a member of its Audit Committee, effective June 30, 2013. As a result of Mr. Lowell’s resignation, the Audit Committee has only two members.

On July 1, 2013, the Company notified the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) that the Company is no longer in compliance with NASDAQ Marketplace Rule 5605(c)(2), which requires the Company to have at least three independent directors serving on its Audit Committee. On the same day, the Company received a letter from NASDAQ noting that the Company is no longer in compliance with Rule 5605(c)(2).

Marketplace Rule 5605(c)(4)(B) provides a specific cure period to fill an Audit Committee vacancy. The Company has until the earlier of the Company’s next annual meeting of stockholders or June 30, 2014 to regain compliance. The Company is actively seeking a qualified Board member who could also serve on the Audit Committee as its third member in order to cure this deficiency within the provided cure period.

This Current Report on Form 8-K is being filed to comply with the applicable rules of the Securities and Exchange Commission and to comply with NASDAQ Marketplace Rule 5810(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addus HomeCare Corporation

By:	/s/ Dennis B. Meulemans
Name:	Dennis B. Meulemans
Title:	Chief Financial Officer

Date: July 1, 2013